NewsLine

November 18, 2010

TO ALL MEMBERS:

BOARD OF DIRECTORS ELECTION RESULTS ANNOUNCED

At its November 18 meeting, the Board of Directors of the Federal Home Loan Bank of Cincinnati ratified the results of the 2010 Member and Independent Director Elections. All terms commence January 1, 2011 and end December 31, 2014. We are pleased to announce the election results.

Member director elections were held to fill one seat in Ohio and two seats in Tennessee. In Ohio, incumbent director James R. DeRoberts has been re-elected to serve his second term on the Board. In Tennessee, James A. England and William S. Stuard Jr. were newly elected to the Board.

In the at-large election of two Independent directors, incumbent directors Charles J. Koch and Carl F. Wick were elected to the Board. Both Mr. Koch and Mr. Wick received more than the minimum 20 percent of eligible votes and possess financial and management qualifications, in accordance with Federal Housing Finance Agency regulations. Neither seat is a Public Interest directorship.

MEMBER DIRECTOR ELECTION RESULTS

Ohio – 1 elected seat

Number of members eligible to vote:	311
Number of members voting:	180
Total eligible votes per candidate:	3,260,041
Actual votes cast	1,942,421

James R. DeRoberts
Chairman and Chief Executive Officer
The Arlington Bank, Upper Arlington, Ohio
Total Votes: 1,518,321

Shon B. Myers
Chairman, President, and Chief Executive Officer
Farmers & Merchants Bank, Miamisburg, Ohio
Total Votes: 421,950

Tennessee – 2 elected seats

Number of members eligible to vote:	206
Number of members voting:	139
Total eligible votes per candidate:	1,416,637
Actual votes cast	937,123

James A. England
Chairman, President, and Chief Executive Officer
Decatur County Bank, Decaturville, Tennessee
Total Votes: 669,833

William S. Stuard Jr.
President and Chief Executive Officer
F&M Bank, Clarksville, Tennessee
Total Votes: 443,847

George L. Atwood
Chairman and Chief Executive Officer
Farmers & Merchants Bank, Trezevant, Tennessee
Total Votes: 317,159

Spencer A. Pratt
Vice President, Business Development
Leaders Credit Union, Jackson, Tennessee
Total Votes: 139,107

R. Craig Holley
Chairman, President, and Chief Financial Officer
CapitalMark Bank, Chattanooga, Tennessee
Total Votes: 129,130

INDEPENDENT DIRECTOR ELECTION RESULTS

Districtwide – 2 elected seats

Number of members eligible to vote:	735
Number of members voting:	337
Total eligible votes per candidate:	5,738,609
Actual votes cast	2,731,354

Charles J. Koch
Principal/Owner, Lakehurst Associates
Bratenahl, Ohio
Total Votes: 2,527,646, or 44 percent of votes eligible to be cast

Carl F. Wick
Principal and Owner, Wick and Associates Business Consulting
Centerville, Ohio
Total Votes: 2,433,404, or 42 percent of votes eligible to be cast

On behalf of the Board and staff, I would like to congratulate our new and returning Directors.

David H. Hehman

President and CEO